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                                                              Exhibit 11.WP



                           QUALITY FOOD CENTERS, INC.
                                  EXHIBIT 11.0
                       COMPUTATION OF PER SHARE EARNINGS


Calculations of per share earnings reported in this report on Form 10-Q are based on the following:







                               12  Weeks Ended             24 Weeks Ended

                            June 14,     June 15,      June 14,     June 15,
                              1997         1996          1997         1996
                           ---------     --------      --------     --------
Weighted average
  shares outstanding.....  20,908,000   14,543,000    18,101,000   14,489,000

Dilutive effect of
  stock options..........     725,000      255,000       712,000      197,000
                           ----------   ----------    ----------   ----------

Weighted average
  number of shares.......  21,633,000   14,798,000    18,813,000   14,686,000
                           ----------   ----------    ----------   ----------
                           ----------   ----------    ----------   ----------






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